Exhibit 10.1

SHARE AND WARRANT TRANSFER AGREEMENT

This SHARE AND WARRANT TRANSFER AGREEMENT dated as of June 8, 2022 (this “Agreement”), is made by and among EM Horizon Investments, a Cayman Islands limited liability company (the “Transferor”), New Emerging Markets Horizon, a Cayman Islands limited liability company (the “Transferee”), Emerging Markets Horizon Corp., a Cayman Islands exempted company (the “Company”) and the other undersigned parties listed on the signature pages hereto (the “Independent Directors”).

WHEREAS, pursuant to those certain written resolutions of the Company dated as of May 6, 2021, the one Class B ordinary share, par value $0.0001, of the Company originally issued to WNL Limited as subscriber by operation of law on registration of the Company (the “Subscriber Share”) was transferred to the Transferor.

WHEREAS, the Company and the Transferor are parties to that certain Securities Subscription Agreement, dated as of May 11, 2021 (the “Founder Shares Subscription Agreement”), whereby the Company issued and the Transferor purchased for good and valuable consideration 7,187,499 Class B ordinary shares, $0.0001 par value, of the Company (together with the Subscriber Share, the “Founder Shares”).

WHEREAS, the Company and the Transferor are parties to those certain Securities Assignment Agreements with each of the Independent Directors, each dated as of December 8, 2021, whereby the Transferor assigned and transferred for good and valuable consideration 12,500 Founder Shares to each of the Independent Directors and agreed to assign and transfer an additional 12,500 Founder Shares to each of the Independent Directors upon the satisfaction of certain conditions set forth therein.

WHEREAS, the Company and the Transferor are parties to that certain Private Placement Warrants Purchase Agreement, dated as of December 8, 2021 (the “Private Placement Warrants Purchase Agreement”), whereby the Company issued and the Transferor purchased for good and valuable consideration 9,000,000 warrants (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Class A ordinary share of the Company, par value $0.0001 (a “Share”, and collectively, the “Shares”) at an exercise price of $11.50 per Share.

WHEREAS, substantially concurrently with the entry into this Agreement, the Company, the Transferor, the Independent Directors (collectively, the “Original Parties”) and the Transferee shall enter into a novation and amendment agreement (the “Novation and Amendment Agreement”), whereby the Transferor shall novate and the Transferee shall assume all of the rights and obligations of the Transferor under the agreements set forth therein (the “Novation”) and the Original Parties shall consent to the Novation upon effectiveness of the Transfer (as defined below).

WHEREAS, as of the date hereof, the Transferor is the registered holder of a total of 7,150,000 Founder Shares and 9,000,000 Private Placement Warrants, and desires to transfer its rights, title and interest in such Founder Shares and Private Placement Warrants (the “Transfer”) to the Transferee and the Transferee desires to accept the Transfer.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1	Transfer of the Founder Shares and Private Placement Warrants

1.1	The Transferor hereby transfers to the Transferee:

1.1.1	7,150,000 Founder Shares; and

1.1.2	9,000,000 Private Placement Warrants.

In order to effectuate the foregoing Transfer, the Transferor shall (i) promptly submit an appropriate instruction letter and an irrevocable stock power (with applicable indemnification letter in lieu of a medallion signature guarantee, if applicable) to the Company’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), for re-issuance to the Transferee as indicated above and (ii) procure that counsel to the Company deliver an opinion to CST in a form reasonably satisfactory to the Transfer Agent that registration of the Founder Shares or the Private Placement Warrants under the Securities Act of 1933, as amended (the “Securities Act”) is not required. The Transferee acknowledges and agrees that (i) the Founder Shares to be transferred are subject to the terms of a transfer agency and registrar services agreement dated as of December 8, 2021, by and between the Company and the Transfer Agent, (ii) the Private Placement Warrants to be transferred are subject to the terms of a warrant agreement dated as of December 8, 2021, by and between the Company and Continental Stock Transfer & Trust Company acting as warrant agent and (iii) the Transferee will execute such documents as are required by the Transfer Agent to effectuate the Transfer.

2	Representations and Warranties of the Transferor

To induce the Transferee to accept the Founder Shares and the Private Placement Warrants from the Transferor, the Transferor hereby represents and warrants to the Transferee and agrees with the Transferee as follows:

2.1
The Transferor is a Cayman Islands limited liability company, validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite legal capacity, power and authority to enter into the Agreement and to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the parties thereto, this Agreement will be a legal, valid and binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2
The execution, delivery and performance of this Agreement and the consummation by the Transferor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Transferor, (ii) any agreement, indenture or instrument to which the Transferor is a party or (iii) any law, statute, rule or regulation to which the Transferor is subject, or any agreement, order, judgment or decree to which the Transferor is subject.

2.3
There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Transferor which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.4
The Founder Shares are, and the Shares issuable upon exercise of the Private Placement Warrants will be, duly and validly issued, fully paid and non-assessable, and the Shares issuable upon exercise of the Private Placement Warrants have been reserved for issuance. Upon registration in the Company’s register of members, the Transferee will have good title to the Founder Shares, the Private Placement Warrants and the Shares issuable upon exercise of such Private Placement Warrants (collectively, the “Securities”), free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Transferee.

2.5
Neither the Transferor nor, to its actual knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

2.6
Neither the Transferor nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities of the Company which are required to be "integrated" pursuant to the Securities Act, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder, with the Transfer.

3	Representations and Warranties of the Transferee

To induce the Transferor to transfer the Founder Shares and the Private Placement Warrants to the Transferee, the Transferee hereby represents and warrants to the Transferor and agrees with the Transferor as follows:

3.1
The Transferee is a Cayman Islands limited liability company, validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite legal capacity, power and authority to enter into the Agreement and to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the parties thereto, this Agreement will be a legal, valid and binding agreement of the Transferee, enforceable against the Transferee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.2
The execution, delivery and performance of this Agreement and the consummation by the Transferee of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Transferee, (ii) any agreement, indenture or instrument to which the Transferee is a party or (iii) any law, statute, rule or regulation to which the Transferee is subject, or any agreement, order, judgment or decree to which the Transferee is subject.

3.3
The Transferee is: (i) sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time. The Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Transferee is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

3.4
The Transferee is acquiring the Securities solely for investment purposes, for the Transferee’s own account and not for the account or benefit of any other person, and not with a view towards, or for resale in connection with, any public sale, distribution or dissemination thereof. The Transferee did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

3.5
The Transferee is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Transferee has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

3.6
The Transferee understands that it is acquiring the Securities in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act, or similar exemptions from the registration requirements of the United States federal and state securities laws, and that the Transferor is relying upon the truth and accuracy of, and the Transferee’s compliance with, the representations and warranties of the Transferee set forth herein in order to determine the availability of such exemptions and the eligibility of the Transferee to acquire such Securities.

3.7
The Transferee has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Securities which have been requested by the Transferee. The Transferee has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Transferee understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

3.8
The Transferee understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Transferee nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.9
The Transferee understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; (b) the Founder Shares and Private Placement Warrants are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act; (c) the certificates representing the Founder Shares and Private Placement Warrants will contain a legend in respect of such restrictions; and (d) except as specifically set forth in in that certain Registration and Shareholder Rights Agreement, dated as of December 8, 2021, by and among the Original Parties (the “Registration and Shareholder Rights Agreement”), neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Transferee understands that the Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

3.10
The Transferee agrees to vote the Founder Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption or repurchase with respect to such Founder Shares. Additionally, the Transferee agrees not to tender any Founder Shares in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

4	Other Agreements, Acknowledgments and Waivers

4.1
The Original Parties and the Transferee hereby agree and acknowledge that the Transfer constitutes a permissible Transfer (as defined in that certain Letter Agreement, dated as of December 8, 2021, by and among the Original Parties (the “Insider Letter”)) of the Founder Shares and the Private Placement Warrants for purposes of Section 5(c) of the Insider Letter and is not otherwise prohibited by any other provision of the Insider Letter.

4.2
The Original Parties and the Transferee hereby agree and acknowledge that the Novation and Amendment Agreement constitutes a written agreement whereby the Transferee is agreeing to be bound by the transfer restrictions set forth in the Insider Letter, for purposes of Section 5(c) of the Insider Letter.

4.3
The Original Parties and the Transferee hereby agree and acknowledge that the Transfer constitutes a transfer of Registrable Securities (as defined in the Registration and Shareholder Rights Agreement) by the Transferor to a Permitted Transferee (as defined in the Registration and Shareholder Rights Agreement) pursuant to Section 6.2.2 of the Registration and Shareholder Rights Agreement, that the Novation and Amendment Agreement constitutes sufficient written notice to the Company for purposes of Section 6.1 and Section 6.2.5(i) of the Registration and Shareholder Rights Agreement and that the Novation and Amendment Agreement is satisfactory to the Company for purposes of Section 6.2.5(ii) of the Registration and Shareholder Rights Agreement

4.4	The Company hereby waives Section 5.1 of the Founder Shares Subscription Agreement with respect to the delivery of an opinion to the Company with respect to the Transfer.

5	Waiver of Liquidation Distributions; Redemption Rights

The Transferee hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account in respect of the Founder Shares and the Private Placement Warrants acquired by the Transferee pursuant to this Agreement, which trust account has been established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO have been deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Transferee purchases any additional Shares in the aftermarket, such Shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Transferee have the right to redeem any Shares into funds held in the Trust Account upon the successful completion of an initial business combination.

6	Miscellaneous

6.1	Further Assurances. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2
Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, arrangements, promises commitments, duties and obligations, whether written or oral, express or implied relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

6.3
Severability. If any provision of this Agreement is held to be illegal, invalid, unreasonable or unenforceable by any court of competent jurisdiction, then such provision shall be deemed limited to the extent that such court shall be deemed limited to the extent that such court deems it legal valid, reasonable or enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.4
Assignment; Successors. The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of all of the other parties hereto. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.5
Governing Law; Venue. This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principles. The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Agreement shall be brought and enforced in the state or federal courts of the State of New York, and irrevocably submits to such jurisdiction, which shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.6	Modification. This Agreement may not be amended or supplemented at any time unless by a writing executed by the parties hereto.

6.7	Headings. The headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

6.8
Counterparts; Facsimile. This Agreement may be executed in any number of original or electronic copy counterparts, each of which when so executed and delivered shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile, PDF or other electronic transmission, and any such executed facsimile, PDF or electronic copy shall be treated as an original.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.

EM HORIZON INVESTMENTS, AS TRANSFEROR

By:	/s/ Jonathan Neill
Name:	Jonathan Neill
Title:	Authorized Signatory of FPP Capital Advisers, Managing Member of EM Horizon Investments

[Signature page to Share and Warrant Transfer Agreement]

NEW EMERGING MARKETS HORIZON, AS TRANSFEREE

By:	/s/ Jonathan Neill
Name:	Jonathan Neill
Title:	Authorized Signatory of FPP Capital Advisers, Managing Member of New Emerging Markets Horizon

  [Signature page to Share and Warrant Transfer Agreement]

EMERGING MARKETS HORIZON CORP.

By:	/s/ Jonathan Neill
Name:	Jonathan Neill
Title:	CEO

  [Signature page to Share and Warrant Transfer Agreement]

By:	/s/ Enrique Fernandez Aisa
Name:	Enrique Fernandez Aisa

[Signature page to Share and Warrant Transfer Agreement]

By:	/s/ Konrad Kozik
Name:	Konrad Kozik

[Signature page to Share and Warrant Transfer Agreement]

By:	/s/ Herbert Stepic
Name:	Herbert Stepic

[Signature page to Share and Warrant Transfer Agreement]